As filed with the Securities and Exchange Commission	on Registration No. 333-174238

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	5961	27-2383247
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

1000 N. West Street
Suite 1200
Wilmington, DE 19801
(302) 295-9322
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Shira Pileggi
1000 N. West Street
Suite 1200
Wilmington, DE 19801
 (914) 984-5597
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to
Lee W. Cassidy, Esq.
Anthony A. Patel, Esq.
Cassidy & Associates
9454 Wilshire Boulevard
Beverly Hills, California 90212
(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement  of proposed sale to the public:      As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee

Common Stock	16,500,000 shares	$0.50	$8,250,000	$958
Common Stock held by Selling Shareholders	3,409,435 shares	$0.50	$1,704,718	$198

Total	19,909,435 shares	$0.50	$9,954,718	$1,156

(1)           There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of (i) up to 16,500,000 shares of Value Suisse International Investments, Inc. common stock at an offering price of $0.50 per share and (ii) 3,409,435 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2011

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
Up to a maximum of
(i)  16,500,000 shares of Common Stock offered by the Company at $0.50 per share and (ii) 3,409,435  shares of Common Stock offered by selling shareholders at $0.50 per share

This prospectus relates to the offer and sale of (i) 16,500,000 shares of common stock (the “Shares”) of Value Suisse International Investments, Inc. (the “Company”), $0.0001 par value per share, at a price of $0.50 per share and (ii) 3,409,435 shares of common stock offered by the holders thereof (the “Selling Shareholder Shares”) at a price of $0.50 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices.

There is no minimum number of Shares that must be sold by the Company before the offering can be closed and/or monies raised thereby utilized.  The Company plans to utilize funds as they are invested during the offering period.  The maximum number of Shares that can be sold pursuant to the terms of this offering by the Company and the selling shareholders is (in aggregate) 20,500,300.  Funds received by the Company will be immediately available to the Company for use by it.

The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.  The Company intends to maintain the current status and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.  All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.  The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

All or some Shares may be sold by the officers and directors of the Company.  None of these officers or employees will receive any commission or compensation for the sale of the Shares.  The Company has no current arrangements nor has it entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares.  If the Company can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

	Assumed Price	Placement	Proceeds	Proceeds to
	To Public	Agent discount (1)	to the Company	Selling Shareholders
Per Common Stock Share Offered by Company	$0.50 per share	$0.05 per share	$0.45 per share	$0.00 per share

(1) Assumes an underwriters’ discount or commission of 10%. The Company does not know if it will enter any arrangement with any underwriter or other placement agent but if such arrangement is entered into, the Company expects it will pay customary commission amounts.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 5.

Value Suisse International Investments, Inc.
1000 N. West Street
Suite 1200
Wilmington, DE 19801
(302) 295-9322

Prospectus dated __________________, 2011

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	7
Forward Looking Statements	13
Use of Proceeds	13
Determination of Offering Price	14
Dividend Policy	14
Dilution	14
Concurrent Sales	14
Plan of Distribution	14
Description of Securities	15
The Business	17
The Company	21
Plan of Operation	23
Management's Discussion and Analysis of Financial Condition and Results of Operations	23
Management	25
Executive Compensation	26
Security Ownership of Certain Beneficial Owners and Management	27
Certain Relationships and Related Transactions	28
Selling Shareholders	28
Shares Eligible for Future Sales	30
Legal Matters	31
Experts	31
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	31
Financial Statements

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company is a development stage company whose objective is to build, operate and manage e-commerce websites.  The Company was incorporated in the State of Delaware in June 2009.  On April 8, 2010, the Company and Value Suisse Investments AG, a Swiss corporation (“Value Suisse AG”) entered into an asset exchange agreement (the “Asset Exchange”).  Pursuant to the Asset Exchange, certain assets of Value Suisse AG were transferred to the Company in exchange for shares of common stock of the Company.

Business

The Company plans to build, operate and manage e-commerce websites.  The basis of the Company’s overall business is founded on the ability to connect parties using the internet to facilitate commercial transactions.  The Company’s potential customers include internet users, manufacturers, retailers, wholesalers and service providers.

The Company has launched its first three (3) websites: V-Points, JoyVita and Exacta Pages.  In the future, the Company may build and launch additional e-commerce websites.

V-Points is a program that connects loyal customers with a selected group of online leading retailers.  Customers receive an opportunity to save money by redeeming shopping points for cash, while retailers can benefit from a promotional tool that gives access to a new and motivated target market.  The Company aims to foster a community of small and medium size businesses that share a large customer base while developing a loyal community of shoppers.

JoyVita is an online communication platform, designed to connect experts with those who need their help.  The JoyVita platform has been tailored in order to make the transaction of knowledge between the parties by attempting to simulate a face-to-face meeting and personalizing the overall user experience. With experts ranging from mental health counselors to information technology experts, and from cardiologists to fortune tellers, JoyVita aims to be a one-stop resource for any professional advice that one may need.

Exacta Pages is an online shopping environment that provides consumers direct access to manufacturers and suppliers.  With direct connections between buyers and sellers from all over the world for interactive trade, Exacta Pages will strive to provide opportunities for better pricing, selection and choices of goods for consumers.  Exacta Pages aims to host an online shopping environment that provides users with convenience, speed, selection and confidence.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception.  The Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans.  As a development stage company, management of the Company has no prior experience in building and marketing online solutions and services similar to that of the Company and in marketing and distributing such solutions and services on a broad scale.

One of the biggest challenges facing the Company is identifying and targeting effective sales, marketing and distribution strategies.  As a developing company, the Company is in the process of identifying and targeting potential distributors and marketers of its solutions and services in order to reach the intended end users for the same.  To reach potential end customers, the Company will need to have an effective sales, marketing and distribution strategy.

Due to financial constraints, the Company has to date conducted limited advertising and marketing to reach end customers.  If the Company were unable to develop strong and reliable sources of potential end users and a means to efficiently reach buyers and customers for its solutions and services, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.  Moreover, the above assumes that the Company’s solutions and services are met with satisfaction from all relevant parties in the online marketplace and exhibit steady adoption of the Company’s solutions and services amongst the potential customer base, neither of which is currently known or guaranteed.

Trading Market

Currently, there is no trading market for the securities of the Company.  The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process.  There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

There is no minimum of Shares that must be sold by the Company before the offering can close or the Company can otherwise use funds raised in the offering.  The Company may also have additional closings from time to time during the offering period.  The maximum number of Shares that can be sold pursuant to the terms of this offering is 16,500,000.  The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus also relates to the offer and sale by certain shareholders of the Company of up to 4,000,300 Shares (the “Selling Shareholder Shares”).  The selling shareholders will offer their shares at a price of $0.50 per share until such as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices, in one or more transaction that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	19,349,300 (1)

Common stock offered by the Company	16,500,000 (2)

Common stock for sale by selling shareholders	3,409,435

Common stock outstanding after the offering if maximum number sold	35,849,300 (2)

Offering Price	$0.50 per share

Proceeds to the Company	$8,250,000 (2) (3)

(1) Based on number of shares outstanding as of the date of this prospectus.
(2) Assumes the sale of the maximum number of Shares.
(3) The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares.  The Company will also attempt to locate broker-dealers or selling agents to participate in the sale of the Shares.  In such cases, the Company will pay customary selling commissions and expenses of such sales which would reduce the proceeds to the Company.

Any and all funds received at any time in the offering will be immediately available to the Company.  There is no fixed amount or number of Shares that must be reached or sold before any closing and the Company can use invested funds immediately.  Funds will not be held in an escrow account.

Summary Financial Information

The statement of operations data for the period ended March 31, 2011 and March 31, 2010, and the balance sheet data at March 31, 2011, are derived from the Company’s unaudited consolidated financial statements and related notes thereto included elsewhere in this prospectus.  The statements of operations data for the periods ended December 31, 2010 and 2009, and the balance sheet data at December 31, 2010 and 2009, are derived from the Company’s audited consolidated financial statements and related notes thereto included elsewhere in this prospectus.

	Quarter ended March 31, 2011	Quarter ended March 31, 2010
Statement of operations data
Revenue	$0	$0
Net loss	$(78,304)	$(23,025)
Net loss per share, basic and diluted	(0.01)	-
Weighted average number of shares
outstanding, weighted and diluted	19,057,300	570,000

	Year ended December 31, 2010	Year ended December 31, 2009
Statement of operations data
Revenue	$0	$0
Net loss	$(137,736)	$(70,000)
Net loss per share, basic and diluted	(0.01)	-
Weighted average number of shares
outstanding, weighted and diluted	19,057,300	-

	At March 31, 2011	At December 31, 2010	At December 31, 2009
Balance sheet data
Cash and cash equivalents	$5,695	$84,410	$0
Total assets	$1,703,479	$1,781,766	$0
Total liabilities	$19,147	$19,132	$10,000
Total stockholders’ equity (deficit)	$1,684,332	$1,762,734	$(10,000)

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk.  Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer.  In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company has no revenues to date.

The Company has generated no revenues to date.  To date, most of management’s time and the Company’s limited resources have been spent in developing strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

In their report on the Company’s audited consolidated financial statements, the Company’s independent auditors have issued a report with explanatory paragraph that unless the Company is able to develop and market its products or obtain financing from other sources, there is a substantial doubt as to the Company’s ability to continue as a going concern.

The Company has not generated any revenues to date.

Since inception, the Company has not generated any revenues to date.  Although the Company has an active and operational website, the Company is still in the process of generating its first revenues for any of its solutions or services.  To date, no sales of any goods, products or services have been earned by the Company.

No assurance of commercial feasibility.

Even if the Company can successfully develop, operate and manage e-commerce websites, there can be no assurance that such websites will have any commercial advantages.  Also, there is no assurance that the websites or their e-commerce services and solutions will perform as intended in the marketplace.

The Company is a development-stage company with no operating history of its own, and as such, any prospective investor cannot evaluate the Company’s profitability or performance.

           Because the Company is a development-stage company with no operating history, it is impossible for an investor to evaluate the performance of the Company or to determine whether the Company will meet its projected business plan.  The Company has limited financial results upon which an investor may judge its potential.  As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.  An investor will be required to make an investment decision based solely on the Company’s management and the Company’s projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company is a development stage company and lacks appropriate finance and accounting support.  Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

The Company is a development stage company, with a finance and accounting department that has been geared toward its operations as a small privately owned company.  However, the rigorous demands of being a public reporting company will require a qualified finance and accounting group.  As a public company, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (“Securities Exchange Act”) and the requirements of Sarbanes Oxley Section 404(a).  The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time-consuming or costly and may place significant strain on the Company's personnel, systems and resources.

The Securities Exchange Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.  As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance.  If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company is a development-stage company and has little experience in commercializing its solutions and services.

The Company is a development-stage company and as such has little experience in commercializing solutions and services and managing a public company.  Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business.  Further, the Company may be hampered by lack of experience in addressing the operational issues and considerations which are common to growing online companies.  If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.  In addition, the Company’s lack of experience may result, in spite of the successful website development and commercialization, difficulty in managing the operations and finances of a public company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need third party relationships with retailer, manufacturers and sellers of products and services in order to develop and grow its business.  The Company will be substantially dependent on these strategic partners and third party relationships.  To date, the Company has not entered into any such relationships.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company, has limited operations and is relying on this offering to finance its development and operations.  As of March 31, 2011, the Company had accumulated losses of $286,038.  In addition, although this offering will provide the Company with cash for its working capital, the Company will need to begin generating revenue to achieve and maintain profitability.  To become profitable, the Company must successfully develop, operate and manage its e-commerce websites, a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

The Company has an extensive business plan hinged on its ability to develop and commercialize its e-commerce websites.  If the Company is unable to develop and/or commercialize its websites, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company.  Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date.  As no revenues have been earned to date, the proposed operations of the Company remain speculative.

The Company’s founder and chief executive officer beneficially owns and may continue to own a majority portion of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mr. Mohammed A. AbuTaha, the Founder, President and Chief Executive Officer of the Company, is currently the beneficial owner of approximately 93% of the Company’s outstanding common stock and assuming sale of all the Shares, will own 43% of the Company's then outstanding common stock upon closing of the offering.  As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately 43% of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered.  Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and bylaws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company.  As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel.  In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan.  The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop a successful strategy to develop, market and monetize its solutions and services, and as such would negatively impact the Company's possible development.

Government regulation could negatively impact the business.

The Company’s products may be subject to various government regulations in the jurisdictions in which they operate.  Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the United States, including various local and municipal agencies and government sub-divisions, and various foreign governments and political subdivisions thereof.  The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

           No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company.  The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process.  However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.  If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.  If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development.  Therefore, investors should not expect the Company to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops.  Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor.  There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar e-commerce solutions and services, ranging from small online retailers to major online and offline companies.  Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company does.  These advantages may enable such competitors to respond more quickly to new or emerging technologies and changes in customer preferences.  These advantages may also allow them to engage in more extensive research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions and services are, and will be, sufficiently different from existing competition.  It is possible that potential competitors may have or may rapidly acquire significant market share from the Company.  Increased competition may result in price reductions, reduced gross margin and loss of market share.  The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

The Company’s industry is characterized by low barriers to entry.

The e-commerce marketplace and online retail sector are typically characterized by low barriers to entry.  New entrants can easily enter the industry and low start-up costs and industry relationships are typically required in order to enter the sector.  If new entrants offer novel services or solutions, such new entities can easily bring their services and solutions to the marketplace due to the low costs and barriers associated with launching a new online commercial solution.

Solutions have not completed development.

The Company has not completed the development of a full e-commerce solutions and services line, and further, it anticipates a continuing need to develop additional solutions and services.  No assurance can be given that the solutions and services can be developed to implementation or that they will achieve commercially viable sales levels.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s e-commerce solutions and services. The Company has conducted only limited marketing studies, which indicate that its offerings would potentially be marketable.  However, no assurances can be given that upon marketing, sufficient markets can be developed to sustain the Company's operations on a continued basis.

The Company may be subject to increasing environmental and regulatory restrictions and developments, which may result in increased costs, lower revenue and profits and/or difficulty in conducting business.

Current or future environmental regulations may affect the availability or cost of goods and services which are necessary to operate the Company’s business.  Any violation of these laws could adversely affect the Company and its business.  The Company’s operations may necessitate the use and handling of hazardous materials and, as a result, they may be subject to various federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including (without limitation) those regulations governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleanup of contaminated sites and the maintenance of a safe work place.  These laws impose penalties, fines and other sanctions for noncompliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or exposure to, hazardous materials.  The Company could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws.  The Company may become subject to more stringent environmental laws in the future.  If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on the business, financial condition and results of operations of the Company.

The time devoted by Company management may not be full-time.

It is anticipated that key officers will devote themselves full-time to the business of the Company.  However, certain officers may devote only such time as is necessary (which may be less than full-time) to fulfill their respective duties as an officer of the Company.  Furthermore, the Company may choose not to require its management to be available or provide services on a full-time basis to the Company.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock.  The board of directors has broad authority with respect to preferred stock, including the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares.  The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock.  Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company.  No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.  The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Securities Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection applied for by the Company may be inadequate.

The Company has applied for intellectual property protection on certain aspects of its business.  Additionally, it possesses certain proprietary business processes and trade expertise.  The Company plans on attempting to obtain patents, copyright, trademarks and service marks on its solutions and services.  However, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions or services or that existing patent, trade secret or other intellectual property protection adequately protects the Company.

The Company intends to file for foreign intellectual property protection, but such efforts may be inadequate.

The Company plans to file and attempt to obtain intellectual property protection for its e-commerce solutions and services in foreign countries.  However, even if the Company files required trademark applications in most or all foreign countries, there can be no assurance that any such trademark will be granted or, if granted, that the validity of such trademark will not be contested in the courts.  To the extent that such trademark is valid, there can further be no assurance the trademark will fully protect the Company and that a third party may not find other ways to exploit the intellectual property that the trademark purports to protect.  To date, no trademark application has been filed outside of the United States, and no copyrights or patents have been filed in any jurisdiction worldwide.  The Company or others intend to file additional applications, but there is no assurance that if such additional applications are filed in foreign countries that any trademark or intellectual property right will be granted or, if granted, that the validity of such trademark or right will not be challenged in the courts, and to the extent granted and valid, that the trademark or other intellectual property right will adequately protect the Company.

The Company is subject to the potential factors of obsolescence and technological change.

The business of the Company is susceptible to rapidly changing technology and the Company’s e-commerce solutions and services and their associated processes are all subject to constant change.  Although the Company intends to continue to develop and improve its e-commerce solutions, services and capabilities, there can be no assurance that funds for such expenditures will be available or that the Company’s competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.  The future success of the Company will depend in part on its ability to respond effectively to rapidly changing technologies, industry standards and customer requirements by adapting and improving the performance features and reliability of its services and solutions.  Failure to enhance the Company’s websites and maintain the Company’s offerings consistent with new technical developments will reduce traffic and thus affect the Company’s business negatively.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.  Investors in the offering may experience immediate dilution of the value of their shares.  Purchasers of the Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the initial public offering price per share paid by investors $0.50 and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by The Company at a price less than the $0.50 paid by purchasers of the Shares, then the value of such Shares immediately after such purchase would be less than $0.50 paid by investors in this offering.

The concurrent sales of shares by the Company and the selling shareholders may make sales by either more difficult.

Concurrent with the offering of the Shares by the Company, the selling shareholders are registering 3,409,435 shares of common stock which shares will be sold at $0.50 per share until such time as the shares are accepted for quotation on a national stock exchange. For whatever reason, a purchaser may determine not to purchase shares from the Company but from one or more of the selling shareholders. In addition, the sale of the Shares by the Company may have an adverse impact on the sale of their shares by the selling shareholders.

The costs of maintaining hardware could be significant, and unexpected expenses could hamper the Company’s financial performance and standing.

The Company utilizes, and plans to use, state-of-the-art hardware, which is expensive to maintain.  Unexpected maintenance costs and upkeep of hardware may adversely affect the Company’s financial situation.

The Company’s financial performance is subject to seasonality and wide fluctuations in performance.

The Company expects seasonality to cause substantial variances in financial performance over the calendar yet.  Shopping varies by time of the year, and the Company expects its business to encounter seasonal trends and fluctuations similar to other e-commerce and online retail businesses.  Uneven financial performance may strain the Company’s resources.

Negative trends in e-commerce generally and overall online consumer behavior may have negative effects on the Company’s business and financial performance.

Negative general trends or changes in online consumer preferences could have significant adverse effects on the Company’s business and financial performance.  If consumers in aggregate generally began to spend less money online, such circumstances would likely lead to lower revenues for the Company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

USE OF PROCEEDS

The Company will receive proceeds from the sale of the Shares assuming the sale of any Shares in the offering is concluded.  The Company does not know how many Shares may be sold or the aggregate amount of proceeds it may receive from sales.  The Company anticipates that it will use the proceeds from the sale of any of the Shares as discussed below.  If less than the maximum number of Shares offered is sold and less than the maximum proceeds are received, the Company anticipates that the use of proceeds will be accordingly proportionately reduced.

If 16,500,000
Shares sold
($8,250,000)

Sales and Marketing	$2,000,000

Research and Development	$2,000,000

General and Administration	$2,500,000

Working Capital	$1,750,000

Total	$8,250,000

Discussion of Use of Proceeds Items

Sales and Marketing:  The Company anticipates a modest sales budget, but a solid marketing budget.  The Company plans to use its sales and marketing budget to expand brand awareness and market its attributes and benefits to select target audience.

Research and Development:  The Company plans to continue to refine its solutions and services, and will also devote resources to continued overall new product innovation and improvements.

General and Administration:  The Company plans to hire additional personnel and also purchase hardware equipment, office space and furnishings for its offices.  As the Company expands, the Company expects to incur additional overhead and general and administrative expenses.

Working Capital:  The Company will retain a certain amount of proceeds raised for working capital and day-to-day general uses and corporate purposes.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company based on the Company’s belief in its internal projections, anticipated growth and market potential.  This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the opinion of management that the Company will develop all or a portion of its business plan and will develop a market value. Although a development-stage company, the Company has spent considerable time and effort in developing its business plan.  The Company believes that its e-commerce websites and its online capabilities and offerings are unique factors that will allow the Company to succeed upon the raising of capital in this offering.  The Company has based its $0.50 per share offering price on what it views as the potential future value of its solutions and services, its operating and management strategy, and the anticipated growth of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

DILUTION

Purchasers of the Shares may experience immediate dilution in the value of their shares of common stock. Purchasers in this offering will pay $0.50 per share but immediately after purchase the value of those Shares will be reduced.  Dilution represents the difference between the initial public offering price per share paid by purchasers and the net tangible book value per share immediately after completion of the offering.  Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

CONCURRENT SALES

This prospectus also relates to the sale of 3,409,435 outstanding shares of the Company’s common stock by the holders of those shares.  The selling shareholders will offer their shares for sale at an offering price of $0.50 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company is seeking an underwriter, broker-dealer or selling agent to sell the Shares. The Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus.  At the time of this prospectus, the Company has not located a broker-dealer or selling agent to sell the Shares. The Company does not know if and when it will be able to locate any such broker-dealer or selling agent. While it is seeking a broker-dealer or selling agent to sell the Shares, the Company, through its officers and directors, will offer the Shares to current shareholders as well as contacts. Based on the foregoing, the Company is estimating that probably at least 50% of the sale of the Shares will be made by officers and directors of Company before the Company can locate, negotiate and finalize any arrangement with any underwriter. Officers and directors will not receive any commissions for any sales of the Shares.  Any commissions paid to any broker-dealer, underwriter or selling agent will reduce the net proceeds to the Company from the sale of Shares offered by the Company.

As of the date of this prospectus, the Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares.  The Company intends to attempt to locate an underwriter or broker-dealer or selling agent to sell the Shares.  Some Shares may be sold by certain officers and directors of the Company, none of whom will receive any commission or compensation for the sale of the Shares.  The Company has no arrangements nor has entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the Shares. The executive officers and directors of the Company will be offering the Shares for sale without commission or payment. The offering will be presented by the Company primarily through mail, telephone, electronic transmission and direct meetings in those states in which it has registered the Shares.

There is no minimum of any Shares that must be sold by the Company before the offering can be closed or the funds can be utilized. The Company, at its sole discretion, may have additional closings thereafter from time to time during the offering period. The maximum number of Shares that can be sold by the Company is 16,500,000.  The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of this prospectus unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act.  Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).  The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The Selling Shareholder Shares will be offered at an offering price of $0.50 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices and may be offered from time to time through underwriters, brokers, dealers, agents or other intermediaries.  The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. Transactions occurring after the stock is listed on a national exchange, if at all, will be made at market prices prevailing at the time of sale. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares.  The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 3,409,435 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 2,704,500 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001, of which 19,349,300 shares are outstanding as of the date of the registration statement, of which this prospectus is a part.  The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 19,909,435 shares of its common stock for sale to the public at a price of $0.50 per Share, of which 16,500,000 Shares are offered by the Company for sale and 3,409,435 Shares are offered by the holders thereof.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors.  The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock.  The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board.  The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.  To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.  In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Empire Stock Transfer of Henderson, Nevada will act as transfer agent for the common stock of the Company, although the Company reserves the unrestricted right to modify or change its transfer agent from time to time.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date.  The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company is a development stage company and has no operating history and has experienced losses since its inception.  The Company’s independent auditors have issued a report raising a substantial doubt about the Company’s ability to continue as a going concern.

Summary

The Company plans to build, operate and manage e-commerce websites.  The basis of the Company’s overall business is founded on the ability to connect parties using the internet to facilitate commercial transactions.  The Company’s potential customers include internet users, manufacturers, retailers, wholesalers and service providers.

The Company has launched its first three (3) websites: V-Points, JoyVita and Exacta Pages.  In the future, the Company may build and launch additional e-commerce websites.

V-Points is a program that connects loyal customers with a selected group of online leading retailers.  Customers receive an opportunity to save money by redeeming shopping points for cash, while retailers can benefit from a promotional tool that gives access to a new and motivated target market.  The Company aims to foster a community of small and medium size businesses that share a large customer base while developing a loyal community of shoppers.

JoyVita is an online communication platform, designed to connect experts with those who need their help.  The JoyVita platform has been tailored in order to make the transaction of knowledge between the parties by attempting to simulate a face-to-face meeting and personalizing the overall user experience. With experts ranging from mental health counselors to information technology experts, and from cardiologists to fortune tellers, JoyVita aims to be a one-stop resource for any professional advice that one may need.

Exacta Pages is an online shopping environment that provides consumers direct access to manufacturers and suppliers.  With direct connections between buyers and sellers from all over the world for interactive trade, Exacta Pages will strive to provide opportunities for better pricing, selection and choices of goods for consumers.  Exacta Pages aims to host an online shopping environment that provides users with convenience, speed, selection and confidence

The Business: e-commerce

Electronic commerce, commonly known as e-commerce or ecommerce, consists of the buying and selling of products or services over electronic systems such as the Internet and other computer networks. The amount of trade conducted electronically has grown significantly with widespread Internet usage. The use of commerce is conducted in this way, spurring and drawing on innovations in electronic funds transfer, supply chain management, Internet marketing, online transaction processing, electronic data interchange (EDI), inventory management systems, and automated data collection systems.

The growth of the Internet allows people to use their computer for things that previously needed to be done in person.  Now, communicating with friends and family, networking with business contacts, shopping, banking, and a host of other activities, can be done instantly from almost anywhere in the world.  The population of daily Internet users is expected to continue to increases around the world.

The Internet is also bringing people from across the world together unlike any other communication medium.  This social trend of providing a place for smaller and local Internet communities to meet in real time will also change the e-commerce landscape.

The Market

A large percentage of electronic commerce is conducted entirely electronically for virtual items such as access to premium content on a website, but most electronic commerce involves the transportation of physical items in some way.  Online retailers are sometimes known as e-tailers and online retail is sometimes known as e-tail.  Electronic commerce that is conducted between businesses is referred to as business-to-business or B2B.  B2B can be open to all interested parties (e.g. commodity exchange) or limited to specific, pre-qualified participants (private electronic market).  Electronic commerce that is conducted between businesses and consumers, on the other hand, is referred to as business-to-consumer or B2C.  Online shopping is a form of electronic commerce where the buyer is directly online to the seller's computer usually via the internet. There is no intermediary service. The sale and purchase transaction is completed electronically and interactively in real-time.  If an intermediary is present, then the sale and purchase transaction is called electronic commerce.

Electronic commerce is generally considered to be the sales aspect of e-business. It also consists of the exchange of data to facilitate the financing and payment aspects of the business transactions.  Economists have theorized that e-commerce ought to lead to intensified price competition, as it increases consumers' ability to gather information about products and prices. Research by four economists at the University of Chicago has found that the growth of online shopping has also affected industry structure in two areas that have seen significant growth in e-commerce, bookshops and travel agencies. Generally, larger firms have grown at the expense of smaller ones, as they are able to use economies of scale and offer lower prices. The lone exception to this pattern has been the very smallest category of bookseller, shops with between one and four employees, which appear to have withstood the trend.

Online retail sales are not growing at the torrid pace they once were, but they continue to grow steadily. E-commerce sales in the U.S. will keep growing at a 10 percent compound annual growth rate through 2014. It forecasts online retail sales in the U.S. will be nearly $250 billion, up from $155 billion in 2009. Last year, online retail sales were up 11 percent, compared to 2.5 percent for all retail sales.  In Western Europe, Forrester expects a slightly faster 11 percent growth rate for online retail sales, going from $93 billion (68 billion Euros) in 2009 to $156 billion (114.5 billion Euros) in 2014. Forrester’s estimates exclude online sales of autos, travel, and prescription drugs.

E-commerce sales are expected to represent 8 percent of all retail sales in the U.S. by 2014, up from 6 percent in 2009.  In 2009, 154 million people in the U.S. bought something online, or 67 percent of the online population (4 percent more than in 2008).  Three product categories (computers, apparel, and consumer electronics) represented more than 44 percent of online sales($67.6 billion)  in 2009.  While $155 billion worth of consumer goods were bought online last year, a far larger portion of offline sales were influenced by online research. Expert estimates that $917 billion worth of retail sales last year were “Web-influenced.” It also estimates that online and Web-influenced offline sales combined accounted for 42 percent of total retail sales and that percentage will grow to 53 percent by 2014, when the Web will be influencing $1.4 billion worth of in-store sales.

However, even given the adoption of e-commerce amongst consumer, there is still room for improvement in helping consumers goes from doing online research to in-store purchases. Only 61 percent of consumers who cross over from one to the other are satisfied with their buying experience, compared to 82 percent for those who end up buying online.

Market Segments

Nielsen has published recent statistics on the overall online shopping trends, showing that over 875 million consumers have shopped online, as the number of Internet shoppers is up 40% in two years.  Among Internet users with Internet access using it shop, the highest percentage shopping online is found in: South Korea (99%), United Kingdom (97%), Germany (97%), Japan (97%) and United States (94%).  The most popular and purchased items are: Books (41% purchased in the past three months); Clothing/Accessories/Shoes (36%); Videos / DVDs / Games (24%); Airline Tickets (24%); and Electronic Equipment (23%).

Online professional services

A recent issue of The Lancet reports that real-time online cognitive behavioral therapy (CBT) is effective in treating patients with depression. The study evaluated nearly 300 patients from 55 general practice clinics across the United Kingdom who had a diagnosis of depression. The patients were randomly assigned to either receive online CBT in addition to their usual care from the general practitioner, or be placed on an 8-month waiting list for CBT while still receiving their usual care. At the 4-month follow-up, 38% of the CBT group had recovered from their depression, compared to only 24% in the control group. After 8 months, 42% of the patients receiving CBT had recovered, compared to 26% in the control group.

Access to CBT is limited in many areas owing to distance to a major medical center, language barriers, and cost. Online CBT certainly addresses some of these concerns, increasing access to remote or underserved areas. Care could be provided in real-time from around the world. The flexibility and convenience of online CBT is attractive and practical for many patients. Still, can online CBT offer the benefits of face-to-face counseling?

Advocates of online CBT maintain that it offers more frequent contact with counselors, who could be available in a call-center or chat room 24 hours a day. Patients could access counselors at a moment of acute distress. Also, online sessions could alternate with in-person CBT sessions, or be used as step-down therapy for some patients. But, concerns about privacy and security loom, not to mention the clinical effectiveness, of such a model.  Also, patients benefit from being seen in person by counselors. The lack of face-to-face contact may encourage some patients to be more open and reveal more information about them.

Additionally, many “e-therapy” websites are emerging, which provide counseling, advice, and emotional support with little regulation or credentialing. Patients may be tempted to access these types of websites rather than seeking the services of trained, licensed physicians and counselors.  There are also programs that integrate a patient’s real life with a virtual life to provide counseling and therapy. In some of these so-called “interreality” programs, behavior in real life influences virtual life, and behavior in virtual life influences real life. Efforts are underway to use such a program to treat addictions. The clinical rationale and effectiveness of these scenarios are the focus of current debate.

Loyalty and Rewards

The Company believes that using loyalty/reward programs can be an effective strategy for increasing revenues even in a recession.  The Company believes that the following key trends affect the market:

Customers are "searching for stability". They are still showing restraint with their spending, so this means that companies must provide an experience that is compelling and memorable so that customers will return.

Customers want "transparency". Customers are reading the fine print. If the customer has to call a vendor, do a live chat for clarification or stop by the business, then it costs all parties more in transaction costs

Customers want information that is "now". Today, customers and vendors alike are living life in real time. Social media and applications are making that possible.

Customers value the "small movement". For smaller local-based and web businesses, relationships count. Larger vendors should communicate personally, directly and quickly.

Entry of the Company into the Market

The Company has already launched its website and is offering its solutions and services through three separate divisions: JoyVita; V-Points; and Exacta Pages.  In the future, the Company may pursue other opportunistic avenues to launch and operate e-commerce related businesses.

Solutions and Services

JoyVita

JoyVita specialized in facilitating real-time encounters with the goal of using the Internet's reach to bring together industry experts with those persons that need their help.  With experts ranging from mental health counselors to information technology experts and from cardiologists to fortune tellers, JoyVita aims to be an online destination for all of the expert advice clients need.

The Company believes that many people are already turning to the Internet for professional experts, and this trend is expected to continue in the future.  The Company believes that individuals and entities will find that the Internet is an ideal way to acquire tools, get advice, and discuss personal concerns or emotional problems.  From getting a computer fixed and financial advice to health concerns and relationship concerns, people may increasingly turn to the Internet for help.

With JoyVita, the Company is placing a heavy emphasis on the mental health sector.  Even mental health patients that may be covered by their medical insurance plans may nevertheless want to seek alternative methods for seeking help.  JoyVita's “outside the system” platform also benefits patients by the assurance that the details of their condition will be kept private, avoiding the reporting to insurance companies who may penalize the patient later.

V-Points

V-Points is an online rewards system that enables small to medium sized online retailers the ability to reach a larger audience.  By using V-Points, retailers can forge a new image with customers and offer alternative ways for businesses and customers do business online.  In addition, V-Points will offer the highest level of security for both merchants and customers in this new online payment system, projecting a new and improved standard of trust in today's economy.

V-Points are designed to be intuitive and easy-to-use for the shopper.  Customers enter their unique ID in the space provided on a vendor site of their choice and they will receive credits for the money spent.  Points are then converted to cash, which can be redeemed by PayPal or via wire transfer to a customer's bank account.  Shoppers strive to save more and get more for their purchase dollars, and V-Points offers them a service that is easy to use, saves shoppers money and online rewards them all at the same time.

V-Points are free to both shoppers and vendors.  The Company offers cash-back to customers on purchases that would not have been eligible in the past; additionally, V-Points offers new web traffic to vendors, increasing the vendor's online presence and more often resulting in further sales.

Exacta Pages

Exacta Pages is an online source for small to medium size businesses to connect to wholesales and manufacturers, eliminating the need for an intermediary.  The current database of Exacta Pages currently contains 40,000 vendors.  All contacts have been tested for accuracy and there are no confusing or duplicate records.  Exacta Pages also supplies much more information to clients that are not currently available or accurate in other directories.

Each listing will include: (1) Vendor name; (2) Address; (3) Company profile; (4) Phone; (5) Facsimile; (6) P.O. Box; (7) Zip code; (8) Email; (9) Website;  (10)  Vendor sector; (11) List of cities; (12)  List of industrial sectors; and (13) List of product categories.

Competition

The Company is expected to encounter competition in each of its e-commerce segments. The Company believes that its customer focus is unique and offers a compelling value proposition not currently available in the marketplace.  The Company’s solutions and services are designed to provide innovative user experience and performance, which will differentiate the Company from competing products and solutions.

JoyVita

The mental health industry has recently joined the many industries already offering web-based services. Online counseling is a rapidly growing means of communicating with professionals, worldwide, via the Internet by means of live chat or email.  Direct competitors to the JoyVita concept currently include the following: LivePerson, AskTheInternetTherapist and StressGroup.

V-Points

There are many online rewards programs currently in the marketplace, however, they are generally self-contained and only provide online rewards for their particular organization.  For example, Toys R Us, Verizon, Citibank and American Express are examples of these companies.  V-Points will be an online rewards cross-platform that can be used by a vast variety of vendors and merchants and offers the points to be converted to cash for withdrawal.  Withdrawals can be wired or sent via PayPal to the customer's bank account of their choice.

Exacta Pages

There are other companies online that provide a database of contacts for the import/export industry, and one of the largest and well-known organizations is Alibaba.com.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success.  The Company plans to work with strategic partners in various areas of its business and operations.

Although, as an e-commerce company, the Company does not rely on traditional suppliers, the Company plans to build relationships with key online agencies and networks from which can assist the Company in obtaining user traffic to its websites and promoting its overall brands.

Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on its capital raising and organizational efforts. The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once it implements an advertising and marketing plan.

The Company has a wide range of marketing goals.  The key marketing objectives are: to build awareness about the Company’s solutions/services, expertise and people; to drive prospective customers to the Company’s website; to drive user participation; to educate the market about problems that the Company can help solve; and to create an ongoing dialogue with the marketplace.

The Company anticipates a significant budget and need for marketing activities.  The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s capabilities and each of its websites.

The Company also plans to attend trade shows, seminars and industry conference to promote the Company and its solutions and services.  The Company may also employ face-to-face meeting and presentations by the Company’s executives and advisors to key decision-makers of prospective customers.  At the present time, the Company sees website marketing as its top priority because of the direct nature of website marketing for an online business.

The Company also believes that publicity in the media can be extremely valuable in building credibility and awareness for all of the Company’s solutions and services. The Company plans to use a dedicated strategy to generate “media buzz”: news stories/interviews in trade journals, industry sites, newspapers and magazines; “expert” quotes in stories written by journalists or bloggers; self-authored stories published on websites or in industry publications; and speaking engagements at trade shows and other industry gatherings.  The Company also plans to maintain a targeted and robust public relations (PR) strategy.  The PR strategy will include issuance of important press releases and maintaining regular contacts with key online and offline media outlets.

The Company also plans to compile and publish articles and white papers.  These articles and white papers will also be published (as applicable) on the Company’s websites.

Online marketing

The Company believes that online marketing presents the most attractive marketing mechanism for e-commerce companies.  Accordingly, the Company will pursue all avenues of online marketing, including searching engine optimization (SEO), search engine marketing (SEM) and banner advertising.  The Company also plans to regularly monitor and optimize its websites and partner with major search engines to drive traffic.

The Company also anticipates driving traffic to its websites via social networking.  The Company believes that major social networks and online social media outlets provide significant avenues to deliver traffic to the Company’s websites.

Revenues

Since its inception, the Company has focused its efforts on conducting capital raising and product research and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits.  The Company has no revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable strategy to market and distribute its solutions and services to customers.

THE COMPANY

Agreement with Tiber Creek Corporation

In June 2009, the Company entered into a consulting agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to become a public company, including causing the preparation and filing a registration statement with the Securities and Exchange Commission, assisting with applicable state blue sky requirements, advising and assisting on listing its securities on a trading exchange, assisting in establishing and maintaining relationships with market makers and broker-dealers and assisting in other transactions, marketing and corporate structure activities.  Tiber Creek received certain cash fees from the Company and also received 250,000 common shares of the Company.  The consulting agreement also provides that the shares issued to Tiber Creek shall be included in the registration statement (i.e. this registration statement) to be filed by the Company.  The consulting agreement further provides that the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of Shares held by Tiber Creek.

Intellectual Property

The Company’s intends to protect its intellectual property , trade secrets and proprietary methods and processes.

The Company has filed trademark applications for JoyVita, Value Suisse, Exacta Pages and V-Points.

Research and Development

The officers of the Company have a long history of experience and practical application in the Internet sector.  The Company plans to continuously improve user experience and functionality on its websites and to research and develop opportunities to improve e-commerce experiences for all parties.

Employees

The Company presently has four (4) employees and a total of two (2) executive officers (one of the officers is also an employee).  The Company has no other employees but expects that it will hire additional personnel upon raising capital through this offering and as the Company expands.

Following the effective date of the registration statement and the raising of adequate capital, the Company plans to hire additional employees and officers.  At such time, the Company also plans to implement and offer a competitive employee benefit program.

Property

The corporate headquarters of the Company are located in the State of Delaware.  At such location, the Company leases its office space on a month-to-month lease, which costs $199 per month.

In order to reduce operating costs, the day-to-day operations of the Company are currently based in the Palestine region of the Middle East.  However, the Company currently operates, and plans to in the future operate, its business in the United States and market its websites worldwide.  In order to save costs and reduce operating expenses, the Company currently uses office space free-of-charge of an affiliated party, Value Suisse AG, in Ramallah, Palestine; Amman, Jordan; and Baar, Switzerland.

In the near future, if capital is successfully raised through this offering, the Company plans to relocate its corporate headquarters and day-to-day operations to New York or another U.S. state or territory.  All day-to-day operations  of the Company would then occur from such new facility, except only for certain technology and website development operations which will continue to occur in the Middle East (as the Company believes that it is more cost-efficient for development work to be completed offshore in the Middle East, rather than in the United States).

The Company also owns the domain names applicable to each of its website divisions.

Subsidiaries

Currently, the Company has no subsidiaries.

Reports to Security Holders

The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.  The Company will not be a reporting issuer with the Securities and Exchange Commission until its registration statement on Form S-1 is declared effective.

           The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  The Company’s registration statement and the referenced exhibits can also be found at the web site address.

PLAN OF OPERATION

Business Plan

The Company plans to operate and manage its three website divisions for the foreseeable future.  In the future, the Company may also launch new e-commerce websites and/or divisions.

A constant aspect of the early years of the Company’s business development will be the need to build a base of customers.  As the Company facilitates interactions between multiple parties through its website properties, the Company needs to reach a multitude of target customers in order to build its business.  Success development of the Company’s business will require a targeted and successful marketing strategy to reach potential customers.

Potential Revenue

The Company’s business model will be varied based on its website and division.  In the case of Joy Vita, customers will pay the Company for services.  In the case of V-Points, vendors will pay the Company based on sales that the Company drives to the websites of these vendors.  In the case of Exacta Pages, the revenue mode will be subscription-based, and users will pay a subscription fee to receive ongoing access to the service.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in June 2009.  On April 8, 2010, the Company and Value Suisse Investments AG, a Swiss corporation (“Value Suisse AG”) entered into an asset exchange agreement (the “Asset Exchange”).  Pursuant to the Asset Exchange, certain assets of Value Suisse AG were transferred to the Company in exchange for shares of common stock of the Company.

As of the period from inception, June 4, 2009, through March 31, 2011, the Company did not generate any revenue and incurred significant operating losses, as part of its development stage activities, of $286,038.

Revenues

Since its inception, the Company has focused its efforts on conducting capital raising and product research and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits.  The Company has no revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable strategy to market and distribute its solutions and services to customers.

Potential Revenue

The Company’s business model will be varied based on its website and division.  In the case of Joy Vita, customers will pay the Company for services.  In the case of V-Points, vendors will pay the Company based on sales that the Company drives to the websites of these vendors.  In the case of Exacta Pages, the revenue mode will be subscription-based, and users will pay a subscription fee to receive ongoing access to the service.

Alternative Financial Planning

The Company has no alternative financial plans.  If the Company is not able to successfully raise monies in this offering, or otherwise obtain or raise funding through a private placement or other securities offering, the Company’s ability to survive as a going-concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

The Company believes that the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements:

Share-based Payments

The Company intends to periodically issue shares of common stock to employees and non-employees for services. Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their then carrying values may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, marketing and advertising, recruiting management and technical staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues. As of March 31, 2011, the Company had an accumulated deficit from inception of approximately $286,038.

The Company’s activities will necessitate significant uses of working capital beyond 2011.  Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s continued marketing and advertising, research and development efforts and the status of competitive services and solutions.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

Discussion of Period Ended March 31, 2011

The Company incurred a net loss of $78,302 for the period ended March 31, 2011, with selling, general and administrative expenses of $31,053.  The Company received no revenue in such period.

Selling, general and administrative expenses for the period ended March 31, 2011 were $31,053, with total selling, general and administrative expenses from inception to March 31, 2011 totaling $238,979.

Liquidity. The Company has no source of generating cash.

Capital Resources. The Company incurred capital expenditures in 2011 consisting of purchase of listed securities and options in amount of $49,005 and intangible assets in the amount of $911.

Results of Operations. The Company completed no sales and received no revenues in the period from June 4, 2009 (inception) through March 31, 2011.  The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until the close of this offering and the development of its business plan.

Discussion of Period Ended December 31, 2010

The Company incurred a net loss of $137,736 for the period ended December 31, 2010, with selling, general and administrative expenses of $137,926.  The Company received no revenue in such period.

Selling, general and administrative expenses for the period ended December 31, 2010 were $137,926, with total selling, general and administrative expenses from inception to December 31, 2010 totaling $207,926.

Liquidity. The Company has no source of generating cash.

Capital Resources. The Company incurred capital expenditures in 2010 consisting of the operating website in the amount of $1,667,000, intangible assets related to trademarks in the amount of $21,858, and machinery and equipment in the amount of $8,035.

Results of Operations. The Company completed no sales and received no revenues in the period from June 4, 2009 (inception) through December 31, 2010.  The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until the close of this offering and the development of its business plan.

Discussion of Period Ended December 31, 2009

The Company incurred a net loss of $70,000 for the period ended December 31, 2009, with selling, general and administrative expenses of $70,000.  The Company received no revenue in such period.

Selling, general and administrative expenses for the period ended December 31, 2009 were $70,000, with total selling, general and administrative expenses from June 4, 2009 (inception) to December 31, 2009 totaling $70,000.

Liquidity. The Company has no source of generating cash.

Capital Resources. The Company did not incur any capital expenditures during the period from June 4, 2009 (inception) to December 31, 2009.

Results of Operations. The Company completed no sales and received no revenues in the period from June 4, 2009 (inception) through December 31, 2009.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Mohammed A. AbuTaha	35	Chief Executive Officer, President and Director	2009
Shira Christine Pileggi	28	Vice President	2010

Mohammed A. AbuTaha

           Mohammed A. AbuTaha serves as the chief executive officer, president and a director of the Company. Mr. AbuTaha is also the founder and a director of  Demas Capital Markets AG, a corporate finance, asset management and strategic consulting firm based in Switzerland, and Value Suisse Investments AG, also based in Switzerland. Mr. AbuTaha has extensive experience in asset management and equities trading for over the past 14 years. Mr. AbuTaha also has expertise in forming and managing businesses in the Middle East and Europe. He has experience in business planning, budgeting and management. Mr. AbuTaha is also currently the chief executive officer of Independent Financial Indexes Co. Ltd, located in Amman, Jordan. From 1997 to 2008, Mr. AbuTaha served as Finance Manager and Projects Advisor for several multi investments firms with over 50 million USD in assets in the Middle East. Mr. AbuTaha was formerly a board member of the Palestine Securities Exchange Ltd from 2002 until 2009. Mr. AbuTaha has also served as a board member for Palestinian Mineral Lubes Oil Co. LTD (since 2003), Al-Ribat Palestinian Investments Co. LTD (since 2003), and PALEXPO for Exhibitions Co. LTD (since 2005). From 1998 to 2004, Mr. AbuTaha was a founder and director of Jerusal Information Systems Co. Ltd. based in West Bank, Palestine, a company that provided internet services and information systems which was acquired by Palestine Telecommunications Company. From 2003 to 2004, Mr. AbuTaha was the founder and director of Nebraska Advertising & Promotions based in Palestine, a company that provided business services, marketing and advertising, and which was also acquired by Palestine Telecommunications Company. From 1997 to 2008, Mr. AbuTaha was the Finance and Projects Manager for Al-Ribat Palestinian Investments Co. Ltd. in East Jerusalem, where Mr. AbuTaha managed real estate projects. Mr. AbuTaha received a Bachelor’s degree, with honors, in Accounting from Cyprus College located in Nicosia, Cyprus, in 1997, and passed the CFA Level I exam in 2002.

Shira Christine Pileggi

Shira Christine Pileggi has served as vice president of the Company since 2010.  Since 2010, Ms. Pileggi has also served as a consultant for RGC Group, where she is conducting a feasibility study in Palestine regarding WiMax.  From 2009 to 2010, Mr. Pileggi served as a consultant for AlertCloud LLC, where she handled issues ranging from sales to product management.  Prior to that, in 2009 and 2010, Ms. Pileggi was a Senior Product Manager at BCI Technologies.  During 2008 and 2009, Ms. Pileggi was Director of Telecom Operations and Carrier Services for Dominion Access Communications.  Prior to that, in 2007 and 2008, Ms. Pileggi was Director of Business Development and Voice Product Development at VQTel Telecom.  From 2006 to 2007, Ms. Pileggi was a Service Support Manager for Deltathree.  Prior to that, she was a Technical Support Supervisor from 2002 to 2005 at IDT Telecom.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.  Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

The Company will notify its stockholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company as provided in its By-laws.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Payments	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

Mohammed A. AbuTaha President and Director	2010	$0	$7,500	0	0	0	0	0	$7,500

Shira Christine Pileggi Vice President	2010	$60,000	$60,000	0	0	0	0	0	$60,000

No other salaries have been paid to officers.  There is no accrued compensation that is due to any member of the Company’s management.  No executive officer has received cash compensation in excess of $100,000 in the Company's fiscal year which ended as of December 31, 2010.  Upon successful completion of this offering, however, certain management personnel will receive such compensation as is discussed below in “Anticipated Officer and Director Remuneration”.

The Board of Directors may allocate salaries and benefits to the officers for fiscal year 2011 and thereafter in its sole discretion.  No such person is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the Company or a change in his or her responsibilities following a change in control.  The members of the board of directors may, if the board of directors so decides, receive a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the board of directors, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are raised in this offering (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has entered into an employment agreements with each of Shira Christine Pileggi, Khalil Ghawi, Nader Rabea and Naim Kamal.  Except for these four employment agreements, no other employment agreements exist with officers or employees of the Company.

With respect to Ms. Pileggi, the Company entered into an employment agreement with Ms. Pileggi on February 13, 2010, which became effective on March 14, 2010.  The employment agreement provides, amongst other things, that Ms. Pileggi will receive an annual salary of $60,000 and that the Agreement will renew annually, unless terminated by either party prior to a renewal.

For Mr. Ghawi, the Company entered into an employment agreement with Mr. Ghawi on June 1, 2011.  The employment agreement provides, amongst other things, that Mr. Ghawi will provide accounting services to the Company and shall be compensated at a rate of $30 per hour.  The Agreement may be terminated by either party at any time.

In the case of Mr. Rabea, the Company entered into an employment agreement with Mr. Rabea on July 1, 2011, to become effective on July 18, 2011 for a term of one year (and to be automatically renewed each year thereafter).  The employment agreement provides, amongst other things, that Mr. Rabea will provide website development and related services to the Company.  The compensation payable to Mr. Rabea shall be twelve thousand dollars ($12,000) per annum.  If the Company is unable to pay cash for in respect of such compensation, the Company may (at its option) pay such compensation to Mr. Rabea in common stock of the Company (for purposes of calculating the compensation, the common stock shall be deemed to hold a value of $0.50 per share).  Mr. Rabea will also be entitled to certain vacation benefits and sick time.

Regarding Mr. Kamal, the Company entered into an employment agreement with Mr. Kamal on March 19, 2010.  The employment agreement provides, amongst other things, that Mr. Kamal will provide web development services to the Company.  The compensation payable to Mr. Kamal is $1,600 per month.  The agreement has a one year term and provides for automatic renewal thereafter.  Mr. Kamal will also be entitled to certain vacation benefits and sick time.

Mr. Kamal is planning to leave the employment of the Company by August 2011, and the Company is presently in final negotiations to hire an employee to replace Mr. Kamal’s services for the Company.

Anticipated Officer and Director Remuneration

Other than as set forth above, the Company has not paid any compensation to any officer or director. Although no binding or formal employment agreement or contract exists, other than as discussed above, the Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it becomes a public company.  At such time, the Company anticipates offering cash and non-cash compensation to officers and directors.

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion.  In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Mohammed AbuTaha (3)	President and Director	18,015,000	93%	43%
Shira Christine Pileggi	Vice President	30,000	*	*

Total owned by officers, directors
and 5% shareholders		18,045,000	93%	43%

* Less than 1%

(1) Based upon 19,349,300 shares outstanding as of the date of this offering.
(2) Assumes sale of all 19,909,435 Shares offered, and 35,834,300 shares outstanding following the offering.
(3) Consists of 18,015,000 shares held by Value Suisse Investments AG.  Mohammed A. AbuTaha is deemed to be the beneficial owner of such shares as he is an officer and director, and the sole shareholders of, Value Suisse Investments AG.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A partner in the law firm which acts as counsel to the Company is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock.

Linda A. Dakili, a shareholder of the Company, is married to Mohammed A. AbuTaha, the chief executive officer and a director of the Company.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 3,409,435 shares of common stock held by such shareholders.  The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares.  The selling shareholders will offer their shares for sale at an offering price of $0.50 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
Name	Number	Percentage	Number	Number	Percentage

Mohammed A. AbuTaha (3)	18,015,000	93%	2,700,000	15,315,000	43%
President and Director

Shira Christine Pileggi	30,000	*	4,500	25,500	*
Vice President

Leina A.M Abuaita	7,500	*	3,375	4,125	*

Enas Mahmoud Yousef Abu Ajamieh	5,000	*	2,250	2,750	*

Mai Waleed Sa'adat Abu Azab	5,000	*	2,250	2,750	*

Izzeddin AbuTaha.	200,000	1%	90,000	110,000	*

Rami Basheer Alaboushi	10,000	*	4,500	5,500	*

Mohammed Al Halasa	200,000	1%	90,000	110,000	*

Samar Rafiq Omar Al- Khatib	5,000	*	2,250	2,750	*

Roman M.Z Alhaddad	7,500	*	3,375	4,125	*

Sahar Habes Mohammad Alahham	5,000	*	2,250	2,750	*

Subhi Mohammed Subhi AL-Daour	5,000	*	2,250	2,750	*

Mohammed A.A.Abdu AlHaj	5,000	*	2,250	2,750	*

Mohammad Khair Asa'ad Tayseer Al-Imadi	5,000	*	2,250	2,750	*

Hamzeh Jamil Al-Jawawdeh	10,000	*	4,500	5,500	*

Hadeel Daoud Abdel-Razzaq AL-Mohtasib	5,000	*	2,250	2,750	*

Mohammad Nawrs Fathe Al-Nabulsi	5,000	*	2,250	2,750	*

Ibrahim saleem Mustafa Al-Sadi	5,000	*	2,250	2,750	*

Haitham Ibrahim Hassan Al-Suttari	5,000	*	2,250	2,750	*

Reem Zaki Abd Al Raheem Ashaqilde	10,000	*	4,500	5,500	*

Mohammad T. Attoun	7,500	*	3,375	4,125	*

Azzam Mustafa Mahmoud Azzam	10,000	*	4,500	5,500	*

Linda A. Dakili	40,000	*	6,000	34,000	*

Ibtissam (M.S) I. El-Ayoubi	10,000	*	4,500	5,500	*

Ahmed Atia NAS. EF. ElShafy	5,000	*	2,250	2,750	*

Mark Ghattas	15,000	*	6,750	8,250	*

Shimaa Abd Al-Fattah Yousef Hamdan	5,000	*	2,250	2,750	*

Ghadeer Maher Said Hidaya	5,000	*	2,250	2,750	*

Amjad A. Jaffal	7,500	*	3,375	4,125	*

Luai A. Jaffal	7,500	*	3,375	4,125	*

Majed A. Jaffal	7,500	*	3,375	4,125	*

Amin Khalil Mohammad Jalghum	5,000	*	2,250	2,750	*

Loiy Saleh Jarbooh	7,500	*	3,375	4,125	*

Mohammed Jebrini	20,000	*	9,000	11,000	*

Ahmad Hamdan Robeen Kablewi	5,000	*	2,250	2,750	*

Naim G.N Kamel	40,000	*	10,500	29,500	*

Rasha H.M Khalouf	5,000	*	2,250	2,750	*

Baha S.Q Khoury	7,500	*	3,375	4,125	*

Feda A.S Majdalawi	10,000	*	4,500	5,500	*

Saed H.M Majdalawi	10,000	*	4,500	5,500	*

Nima Makan	39,500	*	17,775	21,725	*

Samer M. Makan	25,000	*	11,250	13,750	*

Maha Walid Ali Mohammad	5,000	*	2,250	2,750	*

Aya I. Musa	7,500	*	3,375	4,125	*

Sami I Musa	7,500	*	3,375	4,125	*

Mohammed Khalifeh Mohammed Nusierat	5,000	*	2,250	2,750	*

Amjad Fathi Ali Omari	5,000	*	2,250	2,750	*

Cristina M. Pavon	7,500	*	3,375	4,125	*

Tamar Pileggi	15,000	*	6,750	8,250	*

Kifah Rabea	27,700	*	12,465	15,235	*

Nader Rabea	60,000	*	27,000	33,000	*

Tiber Creek Corporation	250,000	1%	250,000	0	*

Batsheva Miriam Porath	15,000	*	6,750	8,250	*

Iyas Majdi Ahmad Samman	10,000	*	4,500	5,500	*

Laila Seoudy	59,600	*	26,820	32,780	*

Laila Mustafa Daher Shaqdih	5,000	*	2,250	2,750	*

Amjad Shihab	10,000	*	4,500	5,500	*

Abed Almonem A. Younis	15,000	*	6,750	8,250	*

Rana Mohmoud Abdel Razeq Za'rour	5,000	*	2,250	2,750	*

* Less than 1%

(1) Based upon 19,349,300 shares outstanding as of the date of this offering.
(2) Assumes sale of 16,500,000 Shares offered by the Company resulting in 35,834,300 shares outstanding following the offering.
(3) Consists of 18,015,000 shares held by Value Suisse Investments AG.  Mohammed A. AbuTaha is deemed to be the beneficial owner of such shares as he is an officer and director, and the sole shareholders of, Value Suisse Investments AG.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 19,349,300 shares of common stock outstanding of which 18,045,000 shares are beneficially owned by officers, directors and greater than five percent (5%) shareholders in the Company.  There will be 35,849,300 shares outstanding if the maximum number of Shares offered herein is sold.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act.  In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months.  While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company.  In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.  A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited Value Suisse International Investment Inc.’s (a development stage company) balance sheets as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows for the periods then ended.  The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report dated May 12, 2011, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except under certain circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders’ of
Value Suisse International Investments, Inc.:

We have audited the accompanying consolidated balance sheets of Value Suisse International Investments, Inc. (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period ended June 4, 2009 (inception) to December 31, 2009 and for the year ended December 31, 2010.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Value Suisse International Investments, Inc. as of December 31, 2010 and 2009, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has a loss from operations and an accumulated deficit of $207,736 from June 4, 2009 (inception) to December 31, 2010.  As discussed in Note 3 to the consolidated financial statements, a significant amount of additional capital will be necessary to advance operations to the point at which the Company is profitable.  These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California
May 12, 2011

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET

	December 31, 2010	December 31, 2009

ASSETS
Current Assets:
Cash	$84,410	$-
Prepaid expenses	1,236	-
Advancement to employees	868	-
Total current assets	86,514	-

Equipment, net	5,254	-
Computer software & website, net	1,669,233	-
Intangible assets, net	20,765	-

Total Assets	$1,781,766	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$11,737	$10,000
Payroll tax payable	2,836	-
State taxes payable	1,482	-
Due to company's officers	3,077	-
Total current liabilities	19,132	10,000
Stockholders' Equity (Deficit):
Preferred stock; $0.0001 Par Value; 20,000,000 shares authorized, zero issued and outstanding as of December 31, 2010 and 2009	-	-
Common stock; $0.0001 Par Value; 200,000,000 shares authorized, 19,057,300 and zero shares issued and outstanding as of December 31, 2010 and 2009, respectively	1,906	-
Common stock subscribed	(20,020)	-
Additional paid-in capital	1,988,484	60,000
Accumulated deficit	(207,736)	(70,000)
Total stockholders' equity (deficit)	1,762,634	(10,000)
Total liabilities and stockholders' equity (deficit)	$1,781,766	$-

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS

		From June 4, 2009	From June 4, 2009
	For the year ended	(inception) to	(inception) to
	December 31, 2010	December 31, 2009	December 31, 2010

Revenues	$-	$-	$-
Cost of revenues	-	-	-
Gross profit	-	-	-
Operating expenses
Selling, general and administration	137,926	70,000	207,926
Total operating expenses	137,926	70,000	207,926
Loss from operations	(137,926)	(70,000)	(207,926)

Other income
Interest income	190	-	190
Total other income	190	-	190

Net loss	$(137,736)	$(70,000)	$(207,736)

Basic and diluted loss per common share	$(0.01)	$-	$(0.01)
Basic and diluted weighted average common shares outstanding	19,057,300	-	19,057,300

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN CONSOLIDATED STOCKHOLDERS’ EQUITY
For the Period from June 4, 2009 (Inception) to December 31, 2010

						Total
	Common Stock		Common Stock	Additional Paid-In	Accumulated	Stockholders'
	Shares	Amount	Subscribed	Capital	Deficit	Equity

Balance, June 4, 2009 (Inception)	-	$-	$-	$-	$-	$-

Additional founder investment by CEO	-	-	-	60,000	-	60,000

Net loss for December 31, 2009	-	-	-	-	(70,000)	(70,000)

Balance, December 31, 2009	-	-	-	60,000	(70,000)	(10,000)

Stock for services	250,000	25	-	23,000	-	23,025

Stocks issued for asset exchange	16,000,000	1,600	-	1,665,400	-	1,667,000

Common stock issued for cash	2,287,300	229	-	214,136	-	214,365

Common stock issued for cash and stock subscription	200,000	20	(4,020)	9,980	-	5,980

Common stock subscribed	320,000	32	(16,000)	15,968	-	-

Net loss for December 31, 2010	-	-	-	-	(137,736)	(137,736)
Balance, December 31, 2010	19,057,300	$1,906	$(20,020)	$1,988,484	$(207,736)	$1,762,634

The accompanying notes are an integral part of these consolidated financial statements

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
STATEMENTS OF CONSOLIDATED CASH FLOWS

		From June 4, 2009	From June 4, 2009
	For the year ended	(Inception) to	(Inception) to
	December 31, 2010	December 31, 2009	December 31, 2010
Cash flows from operating activities:
Net loss	$(137,736)	$(70,000)	$(207,736)

Adjustments to reconcile net income:
Depreciation and amortization	1,641	-	1,641
Changes in operating assets and liabilities:
Advance to employees	(868)	-	(868)
Prepaid expenses	(1,236)	-	(1,236)
Accounts payable	1,737	10,000	11,737
Payroll tax payable	2,836	-	2,836
State taxes payable	1,482	-	1,482
Due to officer	3,077	-	3,077
Net cash used by operating activities	(129,067)	(60,000)	(189,067)
Cash flows from investing activities:
Used for:
Intangible assets	(21,858)	-	(21,858)
Assets purchased with stock	(1,667,000)	-	(1,667,000)
Equipment	(8,035)	-	(8,035)
Net cash used by investing activities	(1,696,893)	-	(1,696,893)
Cash flows from financing activities:
Proceeds from common stock	1,906	-	1,906
Proceeds from stockholders' additional paid-in capital	1,928,484	60,000	1,988,484
Proceeds from common stock subscribed	(20,020)	-	(20,020)
Net cash provided by financing activities	1,910,370	60,000	1,970,370

Net change in cash	84,410	-	84,410
Cash, beginning of period	-	-	-

Cash, end of period	$84,410	$-	$84,410

The accompanying notes are an integral part of these consolidated financial statements.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      ORGANIZATION

Value Suisse International Investments, Inc. (“the Company”) was incorporated in the State of Delaware on June 4, 2009 (inception date), and focused on being the leading provider of an online engagement solution that facilitates real-time assistance, expert advice, direct source information and consumer targeted money saving online rewards program. By connecting third party merchants with customers seeking help, services or products on the Web, the Company’s unique platform creates a more relevant, compelling and personalized online experience.  The Company offers three diverse products.

JoyVita's goal is to use the internet's reach to bring together experts and those who need their help.  JoyVita's unique platform is tailored to make the user's experience as close as possible to a face to face meeting. Experts range from mental health counselors to IT experts and from cardiologists to fortune tellers.  JoyVita is a new brand and a new product, aimed at enabling patients and experts to connect from anywhere in the world. A heavy emphasis will be placed on the mental health sector.

V-Points’ goal is to provide not only smaller vendors and merchants with reaching a larger consumer base and offer products and specials, but to also provide consumers with more choices, savings and online rewards for their loyalty.  Furthermore, V-Points goal is to sell the concept of the Company and eventually replace costly or one-off advertising.

Exacta Pages' goal is to provide small to medium-sized businesses with direct connections to manufacturers, wholesalers and suppliers with the most updated and accurate information possible.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements.  Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital.  Accordingly, the Company is considered to be in the development stage as defined in GAAP. The Company has not generated significant revenues from its principal operations, and there is no assurance of future revenues.  As of December 31, 2010 and 2009, the Company had accumulated deficits of $207,736 and $70,000, respectively.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company’s activities will necessitate significant uses of working capital beyond 2010.  Additionally, the Company’s capital requirements will depend on many factors, including the successful development and launching of the Company’s business.  The Company plans to continue financing its operations with cash received from financing activities.

Management believes that the Company’s current capital resources, together with the commencement of core operating activities in addition to net proceeds from existing and expected capital raises in 2011 (see Note 3), will be sufficient to meet its operating needs through the end of 2011 and beyond.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital or if additional capital is needed, that such funds if available, will be obtainable on terms satisfactory to the Company.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value accounting guidance defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset.  This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices in active markets;

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

•	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

FINANCIAL INSTRUMENTS The estimated fair values of our financial assets and liabilities that are recognized at fair value on a recurring basis, using available market information and other observable data are as follows:

December 31, 2010
	Level 1	Level 2	Level 3	Total
Quoted
Prices in
	Active	Significant
	Markets or	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Input
Assets:
Cash	$84,410	$-	$-	$84,410
Computer software & websites, net	-	1,667,000	-	1,667,000
Intangible assets, net	20,765	-	-	20,765
Total assets	$105,175	$1,667,000	$-	$1,772,175

December 31, 2009
	Level 1	Level 2	Level 3	Total
Quoted
Prices in
	Active	Significant
	Markets or	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Input
Assets:
Cash	$-	$-	$-	$-
Computer software & websites, net	-	-	-	-
Intangible assets	-	-	-	-
Total assets	$-	$-	$-	$-

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The computer software & websites were acquired by execution of an asset exchange agreement with a related party for 16,000,000 shares of common stock.  The assets were valued by a third party and recorded at fair market value.  The assets will be amortized over a period of 10 years.

The intangible assets are related to the Company’s trademark costs and fees.  The Company recorded the trademarks at cost.

The carrying value of trade payables and accrued liabilities approximates the fair value due to their short-term maturities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.  The Company places its cash with high quality banking institutions within the United States.

Cash and Cash Equivalents

We consider all investments with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents primarily represent funds invested in bank checking accounts, money market funds and domestic bank certificates of deposit.  As of December 31, 2010 and 2009, the Company had cash balances of $84,410 and zero, respectively.  The Company had no cash equivalents at December 31, 2010 and 2009.

We have not experienced any losses with respect to cash.  Management believes the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Equipment, net

Equipment is stated at cost. Capital expenditures for improvements and upgrades to existing equipment are also capitalized. Maintenance and repairs are expensed as incurred.  Equipment is depreciated over the estimated useful life of five years on a straight-line basis when the assets are put into use.  Depreciation expense for the periods of December 31, 2010 and 2009 was $381 and zero, respectively.  Depreciation expense for the period from inception, June 4, 2009, to December 31, 2010 was $381.

Capitalized Software, Websites and Systems

Capitalized websites and systems are stated at fair market value as determined by a third party valuation.  The websites and systems were acquired upon execution of an asset exchange agreement with a related party.  Capitalized websites and systems are amortized over their estimated useful life of ten years on a straight-line basis.  Amortization expense for the years ended December 31, 2010 and 2009 was $167 and zero, respectively.  Amortization expense for the period from inception, June 4, 2009, to December 31, 2010 was $167.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Trademarks, Net

Capitalized trademark costs represent legal fees associated with filing and maintaining trademark applications.  The Company accounts for trademarks in accordance with Accounting Standards Codification (“ASC”) 350-30 “Intangibles – Goodwill and Other”. The Company amortizes the capitalized trademark costs on a straight-line basis over a period of 10 years, which is management’s estimated life of the patents.

Amortization expense relating to these intangible assets amounted to $1,093 and zero for the years ended December 31, 2010 and 2009, respectively.  The Company had $1,093 of amortization for the period from June 4, 2009 (Inception) through December 31, 2010.

Impairment of Long-Lived Assets

In accordance with ASC 350-30, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations.  The Company will recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”.  In all cases, revenue will be recognized when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income   Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109) , (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined.  ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in each of the jurisdictions where required to file income tax returns, as well as all open tax years in these jurisdictions.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision determined using an estimate of our annual effective tax rate based on rates established in the United States and, adjusted for discrete items, if any, that are taken into account in the relevant period.  Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.  Taxes payable as of December 31, 2010 and 2009 was $1,225 and $257, respectively.

Loss per Common Share

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period.  Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.  As of December 31, 2010 and 2009, there were no outstanding dilutive securities.

Recently Adopted Accounting Pronouncements

Accounting standards promulgated by the FASB change periodically.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recently adopted accounting developments.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is currently effective and did not have an impact on the Company’s financial position, results of operations or cash flows.

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009 (which is January 1, 2010 for the Company) except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years (which is January 1, 2011 for the Company). Early application is encouraged. The revised guidance was adopted as of

January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position, results of operations and cash flows.

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (amendments to FASB ASC Topic 805, Business Combinations). The guidance in ASU 2010-29 provides amendments to clarify the acquisition date which should be used for reporting the pro forma financial information disclosures in Topic 805 when comparative financial statements are presented. The amendments also improve the usefulness of the pro forma revenue and earnings disclosures by requiring a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination(s). The amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.   GOING CONCERN

The Company has sustained operating losses since inception of the Company on June 4, 2009.  Additionally, the Company has total stockholders’ deficit of $207,736 at December 31, 2010.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and / or obtain additional financing from its stockholders and / or other third parties.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In 2011, the Company intends to obtain additional capital through private investors, issuance of common stock and debt.  Please refer to Note 10 Subsequent Events for further discussion regarding management’s plans to raise capital.

4.      EQUIPMENT, CAPITALIZED WEBSITES, SOFTWARE AND INTANGIBLES

Property and equipment consisted of the following at December 31:

	2010	2009

Equipment	$5,635	$-
Less accumulated depreciation	381	-

Total equipment - net	$5,254	$-

For the year ended December 31, 2010 and 2009, depreciation expense was $381 and $0, respectively.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.      EQUIPMENT, CAPITALIZED WEBSITES, SOFTWARE AND INTANGIBLES (CONTINUED)

Websites, systems and intangibles consisted of the following at December 31:

	2010	2009

Software, internal use	$2,400	$-
Websites & systems acquired through asset exchange agreement	1,667,000	-

Less accumulated amortization	167	-

Total computer software & websites, net	$1,669,233	$-

For the year ended December 31, 2010 and 2009, amortization expense was $167 and zero, respectively.

5.      COMMITMENTS AND CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation.  Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

6.      ASSET EXCHANGE AGREEMENT

On April 8, 2010 in connection with the execution of the Asset Exchange Agreement, Value Suisse Delaware transferred approximately 94% of the voting common stock to Value Suisse Switzerland, an entity formed by the founders of Value Suisse Delaware.  The asset exchange agreement called for the transfer of 18,000,000 of voting common stock from Value Suisse Delaware to Value Suisse Switzerland, at approximately $0.10 per share, in exchange for cash proceeds of approximately $200,000 and the rights, title and interest to three fully operating online systems with a fair market value of approximately $1,667,000 (See Note 2 Summary of Significant Accounting Policies).

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.      RELATED PARTY TRANSACTIONS

During fiscal year 2010 the Chief Executive Officer of the Company paid the start-up expenses, legal costs and other professional fees on behalf of the Company in the amount of approximately $90,000.  As of December 31, 2010 and 2009 the Company had a due-to the officer in the amount of approximately $3,000 and zero, respectively, and additional paid-in capital from non-reimbursed expenses in the amount of approximately $60,000.

8.      LOSS PER SHARE

Loss per share at December 31, 2010 is as follows:

From June 4, 2009
(Inception) to
December 31, 2010

Loss available for common shareholder	$(207,736)
Basic and fully diluted loss per share	(0.01)

Weighted average common shares outstanding	19,057,300

9.      COMMON STOCK

In November, 2009, the Chief Executive Officer of the Company paid legal expenses on behalf of the Company in the amount of approximately $60,000.  The transaction resulted in an additional investment from a founder in the Company of approximately $60,000.

In February, 2010, the Company issued 320,000 shares of common stock to multiple investors at approximately $0.05 per share for stock subscriptions totaling $16,000.

In February, 2010, the Company issued 250,000 shares of common stock to compensate a consulting firm for its services related to start-up costs, with an expense of $23,000 to the Company.

In June, 2010, the Company issued 2,000,000 shares of common stock to a related party at approximately $0.10 per share for $200,000 in cash proceeds.

In August, 2010 the Company issued 200,000 shares of common stock to a third-party investor at approximately $0.05 per share for $5,980 in cash proceeds and a stock subscription totaling $4,020.

In August, 2010 the Company issued 287,300 shares of common stock to multiple investors at approximately $0.05 per share in private placement offerings for cash proceeds totaling $14,365.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.      COMMON STOCK (CONTINUED)

In December, 2010, the Company issued 16,000,000 shares of common stock to a related party at approximately $0.1042 per share for fair value assets totaling $1,667,000.

10.      SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 12, 2011, the date the financial statements were available to be issued.

In May, 2011 the Company received $7,020 for a portion of the stock subscription receivables outstanding at December 31, 2010.

In May, 2011 the Company issued 39,500 shares at $0.05 per share for $1,975 in cash proceeds.

In May, 2011 the Company issued 467,500 shares at $0.01 per share for $4,675 in cash proceeds.

In May, 2011 the Company issued a stock subscription to an officer of the Company for 30,000 shares at $0.01 per share.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

For the Quarter Ended March 31, 2011

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
ASSETS
Current assets
Cash	$5,695	$84,410
Investments in marketable securities	1,750	-
Prepaid expenses	837	1,236
Advancement to employees	-	868
Total current assets	8,282	86,514

Equipment, net	4,976	5,254
Computer software & websites, net	1,669,115	1,669,233
Intangible assets, net	21,106	20,765
Total assets	$1,703,479	$1,781,766

LIABLITIES & STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$11,983	$11,737
Payroll tax payable	1,510	2,836
State taxes payable	1,482	1,482
Due to company's officers	4,172	3,077
Total current liabilities	$19,147	$19,132

STOCKHOLDERS' EQUITY

Preferred stock; $0.0001 par value; 20,000,000 shares authorized, zero issued and outstanding as of March 31, 2011 and December 31, 2010	$-	$-
Common stock; $ 0.0001 par value; 200,000,000 shares authorized, 19,057,300 shares issued and outstanding as of March 31, 2011 and December 31, 2010	1,906	1,906
Additional paid- in capital	1,988,484	1,988,484
Common stock subscribed	(20,020)	(20,020)
Accumulated deficit	(286,038)	(207,736)
Total stockholders' equity	1,684,332	1,762,634
Total liabilities & stockholders' equity	$1,703,479	$1,781,766

The accompanying notes are an integral part of these condensed consolidated financial statements.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

			From June 4, 2009
	For Three Months	For Three Months	(inception) to
	Ended March 31, 2011	Ended March 31, 2010	March 31, 2011

Revenues	$-	$-	$-
Cost of revenues	-	-	-

Gross profit	-	-	-

Operating expenses
Selling, general and administration	31,053	23,025	238,979
Total operating expenses	31,053	23,025	238,979

Loss from operations	(31,053)	(23,025)	(238,979)

Other income (loss)
Interest income	6	-	196
Realized loss on options trading	(43,306)	-	(43,306)
Unrealized loss on equities trading	(3,949)	-	(3,949)

Total other loss	(47,249)	-	(47,059)

Net loss	$(78,302)	$(23,025)	$(286,038)

Basic and diluted loss per common share	$(0.004)	$(0.040)	$(0.015)

Basic and diluted weighted average common shares outstanding	19,057,300	570,000	19,057,300

The accompanying notes are an integral part of these condensed consolidated financial statements.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from June 4, 2009 (Inception) to March 31, 2011

						Total
	Common Stock		Common Stock	Additional paid-In	Accumulated	Stockholders'
	Shares	Amount	Subscribed	Capital	Deficit	Equity
Balance, June 4, 2009	-	$-	$-	$-	$-	$-

Additional founder investment by CEO	-	-	-	60,000		60,000

Net loss for December 31, 2009	-	-	-	-	(70,000)	(70,000)

Balance, December 31, 2009	-	-	-	60,000	(70,000)	(10,000)

Stock for services	250,000	25	-	23,000	-	23,025

Stock issued for asset exchange	16,000,000	1,600	-	1,665,400	-	1,667,000

Common Stock issued for cash	2,287,300	229	-	214,136	-	214,365

Common Stock issued for cash and stock subscription	200,000	20	(4,020)	9,980	-	5,980

Common stock subscribed	320,000	32	(16,000)	15,968	-	-

Net loss for December 31, 2010	-	-	-	-	(137,736)	(137,736)

Balance, December 31, 2010	19,057,300	$1,906	$(20,020)	$1,988,484	$(207,736)	$1,762,634

Net loss for March 31, 2011	-	-	-	-	(78,302)	(78,302)

Balance, March 31, 2011	19,057,300	$1,906	$(20,020)	$1,988,484	$(286,038)	$1,684,332

The accompanying notes are an integral part of these condensed consolidated financial statements.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

			From June 4, 2009
	For Three Months	For Three Months	(inception) to
	Ended March 31, 2011	Ended March 31, 2010	March 31, 2011

Operating activities
Net loss	(78,302)	(23,025)	(286,038)

Adjustments to reconcile net income
Depreciation and amortization	966	-	2,607
Unrealized loss on equities trading	3,949	-	3,949
Realized loss on options trading	43,306	-	43,306
Changes in operating assets and liabilities
Advance to employees	868	-	-
Prepaid expenses	399	-	(837)
Accounts payable	246	10,000	11,983
Payroll tax payable	(1,326)	-	1,510
Due to officers	1,095	-	4,172
State tax payable	-	-	1,482
Cash used in operating activities	(28,799)	(13,025)	(217,866)

Investing activities
Intangible assets	(911)	-	(22,769)
Purchase of listed securities and options	(49,005)	-	(49,005)
Assets purchased with stocks	-	-	(1,667,000)
Equipment	-	-	(8,035)
Cash used in investing activities	(49,916)	-	(1,746,809)

Financing activities
Proceeds from common stock	-	-	1,906
Proceeds from shareholders' additional paid in capital	-	13,025	1,988,484
Proceeds from common stock subscribers	-	-	(20,020)
Cash proceeds from financing activities	-	13,025	1,970,370

Net increase (decrease) in cash	(78,715)	-	5,695

Cash, beginning of period	84,410	-	-

Cash, end of period	$5,695	$-	$5,695

The accompanying notes are an integral part of these condensed consolidated financial statements.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION

Value Suisse International Investments, Inc. (“the Company”) was incorporated in the State of Delaware on June 4, 2009 (inception date), and is focused on being a provider of an online engagement solution that facilitates real-time assistance, advice, direct source information and consumer targeted money saving online rewards program. By connecting third party merchants with customers seeking help, services or products on the Web, the Company’s platform creates a compelling and personalized online experience.  The Company offers three diverse products.

JoyVita's goal is to use the internet's reach to bring together experts and those who need their help.  JoyVita's platform is tailored to make the user's experience as close as possible to a face to face meeting. Experts range from mental health counselors to IT experts and from cardiologists to fortune tellers.  JoyVita is a new brand and a new product, aimed at enabling patients and experts to connect from anywhere in the world. An emphasis will be placed on the mental health sector.

V-Points’ goal is to provide not only smaller vendors and merchants with reaching a larger consumer base and offer products and specials, but to also provide consumers with more choices, savings and online rewards for their loyalty.  Furthermore, V-Points goal is to sell the concept of the Company and eventually replace advertising.

Exacta Pages' goal is to provide small to medium-sized businesses with direct connections to manufacturers, wholesalers and suppliers with the most updated and accurate information possible.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements.  Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital.  Accordingly, the Company is considered to be in the development stage as defined by GAAP. The Company has not generated significant revenues from its principal operations, and there is no assurance of future revenues.  As of March 31, 2011, the Company had an accumulated deficit of $286,038.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company’s activities will necessitate significant uses of working capital beyond 2011.  Additionally, the Company’s capital requirements will depend on many factors, including the successful development and launching of the Company’s business.  The Company plans to continue financing its operations with cash received from financing activities.

Management believes that the Company’s current capital resources, together with the commencement of core operating activities in addition to net proceeds from existing and expected capital raises in 2011 (see Note 3), will be sufficient to meet its operating needs through the end of 2011 and beyond.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital or if additional capital is needed, that such funds if available, will be obtainable on terms satisfactory to the Company.

Basis of presentation

The accompanying consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The fair value accounting guidance defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset.  This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

•	Level 1: Observable inputs such as quoted prices in active markets;

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

•	Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

•	Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

FINANCIAL INSTRUMENTS:  The estimated fair values of our financial assets and liabilities that are recognized at fair value on a recurring basis, using available market information and other observable data are as follows:

	March 31, 2011
	Level 1	Level 2	Level 3	Total
Assets:	Quoted Prices in Active Markets or Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Cash & cash equivalents	$5,695	$-	$-	$5,695
Investments in marketable securities	1,750	-	-	1,750
Computer software & websites, net	-	1,667,000	-	1,667,000
Intangible assets, net	-	21,107	-	21,107
Total Assets	$7,445	$1,688,107	$-	$1,695,552

	December 31, 2010
	Level 1	Level 2	Level 3	Total
Assets:	Quoted Prices in Active Markets or Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Cash & cash equivalents	$84,410	$-	$-	$84,410
Computer software & websites, net	-	1,667,000	-	1,667,000
Intangible assets, net	-	20,765	-	20,765
Total Assets	$84,410	$1,687,765	$-	$1,772,175

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The computer software & websites were acquired by execution of an asset exchange agreement with a related party for 16,000,000 shares of common stock.  The assets were valued by a third party and recorded at fair market value.  The assets will be amortized over a period of 10 years.

The intangible assets are related to the Company’s trademark costs and fees.  The Company recorded the trademarks at cost.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.  The Company places its cash with high quality banking institutions within the United States.

Cash and Cash Equivalents

We consider all investments with an original maturity of three months or less to be cash equivalents.  Cash and cash equivalents primarily represent funds invested in bank checking accounts, money market funds and domestic bank certificates of deposit.  As of March 31, 2011 and December 31, 2010, the Company had cash balances of $5,695 and $84,410, respectively.  The Company had no cash equivalents at March 31, 2011 and December 31, 2010.

We have not experienced any losses with respect to cash.  Management believes the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

Equipment, net

Equipment is stated at cost. Capital expenditures for improvements and upgrades to existing equipment are also capitalized. Maintenance and repairs are expensed as incurred.  Equipment is depreciated over the estimated useful life of five years on a straight-line basis when the assets are put into use.  Depreciation expense for the three months periods of March 31, 2011 and 2010 was $278 and zero, respectively. Depreciation expense for the period from inception, June 4, 2009, to March 31, 2011 was $659.

Capitalized Software, Websites and Systems, net

Capitalized websites and systems are stated at fair market value as determined by a third party valuation.  The websites and systems were acquired upon execution of an asset exchange agreement with a related party.  Capitalized websites and systems are amortized over their estimated useful life of ten years on a straight-line basis.  Amortization expense for the three months period ended March 31, 2011 and 2010 was $118 and zero, respectively.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Amortization expense for the period from inception, June 4, 2009, to March 31, 2011 was $285.

Intangible Assets, net

Capitalized trademark costs represent legal fees associated with filing and maintaining trademark applications.  The Company accounts for trademarks in accordance with Accounting Standards Codification (“ASC”) 350-30 “Intangibles – Goodwill and Other”. The Company amortizes the capitalized trademark costs on a straight-line basis over a period of 10 years, which is management’s estimated life of the patents.

Amortization expense relating to these intangible assets amounted to $569 and zero for the three months period ended March 31, 2011 and 2010, respectively.  The Company had $1,662 of amortization for the period from June 4, 2009 (Inception) through March 31, 2011.

Impairment of Long-Lived Assets

In accordance with ASC 350-30, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations.  The Company will recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 605, “Revenue Recognition”.  In all cases, revenue will be recognized when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109) , (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined.  ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  We adopted the provisions of ASC 740 as of January 1, 2007, and have analyzed filing positions in each of the jurisdictions where required to file income tax returns, as well as all open tax years in these jurisdictions.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision determined using an estimate of our annual effective tax rate based on rates established in the United States and, adjusted for discrete items, if any, that are taken into account in the relevant period.  Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.  Taxes payable as of March 31, 2011 and December 31, 2010 was $1,482.

Loss per Common Share

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period.  Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.  As of March 31, 2011 and December 31, 2010, there were no outstanding dilutive securities.

Recently Adopted Accounting Pronouncements

Accounting standards are promulgated by the FASB change periodically.  Changes in such standards may have an impact on the Company’s future financial statements.  The following are a summary of recently adopted accounting developments.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In January 2010, the FASB issued revised authoritative guidance that requires more robust disclosures about the different classes of assets and liabilities measured at fair value, the valuation techniques and inputs used, the activity in Level 3 fair value measurements, and the transfers between Levels 1, 2 and 3. This guidance is effective for interim and annual reporting periods beginning after December 15, 2009 (which is January 1, 2010 for the Company) except for the disclosures about purchases, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years (which is January 1, 2011 for the Company). Early application is encouraged. The revised guidance was adopted as of January 1, 2010. The adoption of this guidance did not have a material impact on the Company’s consolidated financial position, results of operations and cash flows.

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (amendments to FASB ASC Topic 805, Business Combinations). The guidance in ASU 2010-29 provides amendments to clarify the acquisition date which should be used for reporting the pro forma financial information disclosures in Topic 805 when comparative financial statements are presented. The amendments also improve the usefulness of the pro forma revenue and earnings disclosures by requiring a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination(s). The amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

3.   GOING CONCERN

The Company has sustained operating losses since inception of the Company on June 4, 2009.  Additionally, the Company has total stockholders’ deficit of $286,038 at March 31, 2011.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and / or obtain additional financing from its stockholders and / or other third parties.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3. GOING CONCERN (CONTINUED)

In 2011, the Company intends to obtain additional capital through private investors, issuance of common stock and debt.  Please refer to Note 11 Subsequent Events for further discussion regarding management’s plans to raise capital.

4.  INVESTMENTS IN MARKETABLE SECURITIES

The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. During the three months ended March 31, 2011 the Company purchased marketable securities that are held principally for the purpose of selling them in the near term and with the intent to make a profit on short term price changes. The investments are classified as trading securities and are reported at fair value, with realized and unrealized gains and losses recognized in earnings.

The fair value of all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market.

The resulted realized and unrealized losses from these investments were recorded directly in the income statement as detailed in the below table.

	March 31, 2011
Marketable securities	Amortized Cost	Gains in Other Income	Losses in Other Income	Estimated Fair Value
Investments in marketable securities	$49,006	$-	$(47,256)	$1,750
	$49,006	$-	$(47,256)	$1,750

December 31, 2010
Marketable securities	Amortized Cost	Gains in Other Income	Losses in Other Income	Estimated Fair Value
Investments in marketable securities	$-	$-	$-	$-
	$-	$-	$-	$-

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.	EQUIPMENT, CAPITALIZED WEBSITES, SOFTWARE AND INTANGIBLES

Property and equipment consisted of the following at March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010
Equipment	$5,635	$5,635
Less accumulated depreciation	659	381
Total equipment - net	$4,976	$5,254

For the three months period ended March 31, 2011 and 2010, depreciation expense was $278 and zero, respectively.

Websites, systems and intangibles consisted of the following at March 31, 2011 and December 31, 2010:

	March 31, 2011	December 31, 2010
Software, internal use	$2,400	$2,400
Websites & systems acquired through asset exchange agreement	1,667,000	1,667,000

Less accumulated amortization	285	167

Total computer software & websites, net	$1,669,115	$1,669,233

For the three months period ended March 31, 2011 and 2010, amortization expense was $118 and zero, respectively.

6.	COMMITMENTS AND CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation.  Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.	ASSET EXCHANGE AGREEMENT

On April 8, 2010 in connection with the execution of the Asset Exchange Agreement, Value Suisse Delaware transferred approximately 94% of the voting common stock to Value Suisse Switzerland, an entity formed by the founders of Value Suisse Delaware.  The asset exchange agreement called for the transfer of 18,000,000 of voting common stock from Value Suisse Delaware to Value Suisse Switzerland, at approximately $0.10 per share, in exchange for cash proceeds of approximately $200,000 and the rights, title and interest to three fully operating online systems with a fair market value of approximately $1,667,000 (See Note 2).

8.	RELATED PARTY TRANSACTIONS

During fiscal year 2010, the Chief Executive Officer of the Company paid the start-up expenses, legal costs and other professional fees on behalf of the Company in the amount of approximately $90,000.  As of March 31, 2011 and December 31, 2010, the Company had a due-to the officer in the amount of $4,172 and $3,077, respectively.

9.	LOSS PER SHARE

Loss per share at March 31, 2011 is as follows:

	From June 4, 2009 (inception) to March 31, 2011	From June 4, 2009 (inception) to March 31, 2010
Loss available for common shareholdres	$(286,038)	$(23,025)
Basic and fully diluted loss per share	$(0.02)	$(0.04)

Weighted average common shares outstanding	19,057,300	570,000

10.	COMMON STOCK

In November, 2009, the Chief Executive Officer of the Company paid legal expenses on behalf of the Company in the amount of approximately $60,000.  The transaction resulted in an additional investment from a founder in the Company of approximately $60,000.

In February, 2010, the Company issued 320,000 shares of common stock to multiple investors at approximately $0.05 per share for stock subscriptions totaling $16,000.

In February, 2010, the Company issued 250,000 shares of common stock to compensate a consulting firm for its services related to start-up costs, with an expense of $23,000 to the Company.

VALUE SUISSE INTERNATIONAL INVESTMENTS, INC.
(A Development Stage Company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	COMMON STOCK (continued)

In June, 2010, the Company issued 2,000,000 shares of common stock to a related party at approximately $0.10 per share for $200,000 in cash proceeds.

In August, 2010, the Company issued 200,000 shares of common stock to a third-party investor at approximately $0.05 per share for $5,980 in cash proceeds and a stock subscription totaling $4,020.

In August, 2010, the Company issued 287,300 shares of common stock to multiple investors at approximately $0.05 per share in private placement offerings for cash proceeds totaling $14,365.

In December, 2010, the Company issued 16,000,000 shares of common stock to a related party at approximately $0.1042 per share for fair value assets totaling $1,667,000.

11.	SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 1, 2011, the date the financial statements were available to be issued.

In May, 2011, the Company received $7,020 for a portion of the stock subscription receivables outstanding at December 31, 2010.

In May, 2011, the Company issued 39,500 shares at $0.05 per share for $1,975 in cash proceeds.

In May, 2011, the Company issued 467,500 shares at $0.01 per share for $4,675 in cash proceeds.

In May, 2011, the Company issued a stock subscription to an officer of the Company for 30,000 shares at $0.01 per share.

In May, 2011, the Company issued 15,000 shares at $0.50 per share for $7,500 in cash proceeds.

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees.  These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action.  Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years.  Such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as follows:

(1)           On February 20, 2010, 60,000 shares of common stock were sold to Nader Rabea for $0.05 per share.

(2)           On February 24, 2010, 250,000 shares of common stock were issued to Tiber Creek Corporation in consideration of services to be performed by Tiber Creek Corporation.

(3)           On April 8, 2010, 18,000,000 shares of common stock were issued to Value Suisse Investments AG in connection with the Asset Exchange.

(4)           On August 10, 2010 200,000 shares of common stock were sold to Izzeddin AbuTaha for $0.05 per share.

(5)           On August 13, 2010 59,600 shares of common stock were sold to Laila Seoudy for $0.05 per share.

(6)           On August 20, 2010, 200,000 shares of common stock were sold to Mohammed Al Halasa for $0.05 per share.

(7)           On August 27, 2010 27,700 shares of common stock were sold to Kifah Rabea for $0.05 per share.

(8)           On May 6, 2011, 39,500 shares of common stock were sold to Nima Makan for $0.05 per share.

(9)           On May 9, 2011, 30,000 shares of common stock were sold to Shira Christine Pileggi for $0.01 per share.

(10)           On May 9, 2011, 467,500 shares of common stock were sold for $0.01 per share to the investors listed below, in the quantities as set forth below:

Leina A.M Abuaita	7,500
Enas Mahmoud Yousef Abu Ajamieh	5,000
Mai Waleed Sa'adat Abu Azab	5,000
Rami Basheer Alaboushi	10,000

Samar Rafiq Omar Al- Khatib	5,000
Roman M.Z Alhaddad	7,500
Sahar Habes Mohammad Alahham	5,000
Subhi Mohammed Subhi AL-Daour	5,000
Mohammed A.A.Abdu AlHaj	5,000
Mohammad Khair Asa'ad Tayseer Al-Imadi	5,000
Hamzeh Jamil Al-Jawawdeh	10,000
Hadeel Daoud Abdel-Razzaq AL-Mohtasib	5,000
Mohammad Nawrs Fathe Al-Nabulsi	5,000
Ibrahim saleem Mustafa Al-Sadi	5,000
Haitham Ibrahim Hassan Al-Suttari	5,000
Reem Zaki Abd Al Raheem Ashaqilde	10,000
Mohammad T. Attoun	7,500
Azzam Mustafa Mahmoud Azzam	10,000
Linda A. Dakili	40,000
Ibtissam (M.S) I. El-Ayoubi	10,000
Ahmed Atia NAS. EF. ElShafy	5,000
Mark Ghattas	15,000
Shimaa Abd Al-Fattah Yousef Hamdan	5,000
Ghadeer Maher Said Hidaya	5,000
Amjad A. Jaffal	7,500
Luai A. Jaffal	7,500
Majed A. Jaffal	7,500
Amin Khalil Mohammad Jalghum	5,000
Loiy Saleh Jarbooh	7,500
Mohammed Jebrini	20,000
Ahmad Hamdan Robeen Kablewi	5,000
Naim G.N Kamel	40,000
Rasha H.M Khalouf	5,000
Baha S.Q Khoury	7,500
Feda A.S Majdalawi	10,000
Saed H.M Majdalawi	10,000
Samer M. Makan	25,000
Maha Walid Ali Mohammad	5,000
Aya I. Musa	7,500
Sami I Musa	7,500
Mohammed Khalifeh Mohammed Nusierat	5,000
Amjad Fathi Ali Omari	5,000
Cristina M. Pavon	7,500
Tamar Pileggi	15,000
Batsheva Miriam Porath	15,000
Iyas Majdi Ahmad Samman	10,000
Laila Mustafa Daher Shaqdih	5,000
Amjad Shihab	10,000
Abed Almonem A. Younis	15,000
Rana Mohmoud Abdel Razeq Za'rour	5,000

(11)           On May 31, 2011, 15,000 shares of common stock were sold for $0.50 per share to Value Suisse Investments AG.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1+	Asset Exchange Agreement
2.2+	Amendment to Asset Exchange Agreement
3.1+	Certificate of Incorporation
3.2+	By-laws
3.3+	Certificate of Correction
5.0**	Opinion of Counsel on legality of securities being registered

10.1+	Employment Agreement of Shira Pileggi
10.2	Employment Agreement of Khalil Ghawi
10.3	Employment Agreement of Nader Rabea
10.4	Employment Agreement of Naim Kamal
10.5**	Form of subscription agreement for sale of the shares
23.1	Consent of Accountants
23.2	** Consent of Attorney (as part of Exhibit 5.0)

+ Previously filed
** To be filed

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:
(1)	To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post  effective amendment shall be deemed to be a new registration statement relating to the securities offered  therein, and the offering of the securities at that time to be the initial bona fide offering thereof.
(3). To remove from registration by means of a post-effective amendment any of the securities that remain  unsold at the termination of the offering.
(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
 Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering,  other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule  430A, shall be deemed to be part of and included in the registration statement as of the date it is first used  after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by  reference into the registration statement or prospectus that is part of the registration statement will, as to a  purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was  made in the registration statement or prospectus that was part of the registration statement or made in  any such document immediately prior to such date of first use.
(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the  initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant  pursuant to this registration statement, regardless of the underwriting method used to sell the securities to  the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer  or sell such securities to such purchaser.:
i Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required  to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned  registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material information  about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the State of Delaware on July 6, 2011.

/s/ Mohammed A. AbuTaha
Title: Chief Executive Officer (principal executive officer)

/s/ Mohammed A. AbuTaha
Title: Chief Executive Officer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mohammed A. AbuTaha	Director	July 6, 2011